UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
April 28, 2016
RAYONIER INC.
COMMISSION FILE NUMBER 1-6780
Incorporated in the State of North Carolina
I.R.S. Employer Identification Number 13-2607329
225 Water Street, Suite 1400
Jacksonville, Florida 32202
(Principal Executive Office)
Telephone Number: (904) 357-9100
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

RAYONIER INC.

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 28, 2016, Rayonier Inc. (“Rayonier”), Rayonier TRS Holdings Inc. (“TRS”) and Rayonier Operating Company LLC (“ROC”, collectively with Rayonier and TRS, each individually a “Borrower” and collectively, the “Borrowers”) entered into a First Amendment and Incremental Term Loan Agreement (the “Amendment Agreement”) with the several banks, financial institutions and other institutional lenders party thereto as “Lenders” (the “Lenders”) and CoBank, ACB (“CoBank”), as administrative agent (in such capacity, the “Administrative Agent”), to amend certain terms of the Credit Agreement dated August 5, 2015, among the Borrowers, the Lenders, the Administrative Agent and the other parties thereto (as amended, supplemented or otherwise modified, the “Credit Agreement”) and to provide a senior unsecured incremental term loan facility to ROC in an aggregate amount of $300 million (the “2016 Incremental Term Loan Facility”) to be advanced by certain Lenders providing commitments under the 2016 Incremental Term Loan Facility pursuant to the terms of the Credit Agreement. On April 28, 2016, Rayonier, TRS and CoBank, as administrative agent, also entered into the 2016 Guarantee Agreement (the “2016 Guarantee Agreement”) pursuant to which Rayonier and TRS will guarantee ROC’s obligations under the 2016 Incremental Term Loan Facility.
The Credit Agreement governs the terms of the senior unsecured credit facilities established under it prior to the date hereof in the aggregate principal amount of $550 million, consisting of a revolving credit facility in the initial amount of $200 million, and a term loan facility in the amount of $350 million, and the Credit Agreement will also govern the terms of the 2016 Incremental Term Loan Facility.
On April 28, 2016, ROC borrowed $300 million under the 2016 Incremental Term Loan Facility. A portion of the proceeds were used to finance the Menasha Acquisition (as defined below) and the related fees and expenses, and the remaining portion of the proceeds will be used to repay outstanding revolving loans that have been advanced under the Credit Agreement.
The periodic interest rate on the borrowing under the 2016 Incremental Term Loan Facility or portions thereof are based, at ROC’s option, on either (1) a Eurodollar rate plus an applicable margin (currently 1.90%) based on the ratio of consolidated funded debt of Rayonier and its subsidiaries to the sum of the consolidated net worth of Rayonier and its subsidiaries plus the consolidated funded debt of Rayonier and its subsidiaries (the “Leverage Ratio”) or (2) the highest of prime rate, the federal funds rate plus ½ of 1.00%, and the one-month Eurodollar rate plus 1.00% plus the applicable margin (currently 0.90%) based on the Leverage Ratio. Interest is payable either quarterly or based on a one-, two-, three- or six-month interest period, depending on which type of interest rate is selected by ROC. The Borrowers expect to receive annual patronage refunds under the Credit Agreement from the Lenders party to the Credit Agreement that are lending institutions organized and existing pursuant to the Farm Credit Act of 1971 and under the regulation of the Farm Credit Administration. Patronage refunds are profits distributions made by a cooperative to its member-users based on the quantity or value of business done with the member-user.
All advances made under the 2016 Incremental Term Loan Facility must be paid on April 28, 2026. Advances made under the 2016 Incremental Term Loan Facility may be prepaid, without penalty (other than payment of customary breakage costs for payment of an advance accruing interest at the Eurodollar rate prior to the end of the interest period for such advance), at any time in whole or part.
The 2016 Incremental Term Loan Facility will be subject to the covenants and events of default contained in the Credit Agreement. The Credit Agreements contain financial covenants related to leverage and interest coverage, as well as other affirmative and negative covenants relating to, among other things, dividends, liens, mergers, dispositions of timber and timberlands, subsidiary debt, sales and issuances of capital stock of subsidiaries, and affiliate transactions. The Credit Agreement also contains customary events of default. If an event of default occurs and is continuing, the Lenders holding more than 50% of the outstanding amount of the commitments and advances under the credit facilities thereunder may accelerate amounts due under the Credit Agreement (except in the case of a bankruptcy or insolvency event of default, in which case such amounts shall automatically become due and payable).
Some of the Lenders and potential lenders under the Credit Agreement (and their respective subsidiaries or affiliates) have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking, trust and other advisory services to Rayonier and its subsidiaries and affiliates. These parties have received, and may in the future receive, customary compensation from Rayonier and its subsidiaries and affiliates for such services.
The foregoing descriptions of the Amendment Agreement and 2016 Guarantee Agreement do not purport to be a complete description and are qualified in their entirety by reference to the full text of the Amendment Agreement and 2016 Guarantee Agreement, copies of which are being filed as Exhibits 10.1 and 10.2, respectively, hereto and are incorporated herein by reference.

ITEM 2.01.	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
On April 29, 2016, Rayonier, jointly with Forest Investment Associates (“FIA”), completed the acquisition (the “Menasha Acquisition”) of all of the outstanding common stock of Menasha Forest Products Corporation (“Menasha”). In a subsequent transaction that is expected to close in the second quarter, Rayonier and FIA will distribute the timberlands owned by Menasha to various entities, ultimately resulting in Rayonier owning an identified portfolio of 61,000 acres of the Menasha timberlands for a final purchase price of $263 million. Rayonier financed its portion of the Menasha Acquisition with proceeds received from the Washington Disposition as described in Item 8.01 herein and with proceeds from the 2016 Incremental Term Loan Facility as described in Item 1.01 herein.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 7.01.	REGULATION FD DISCLOSURE
Beginning on May 2, 2016, and at certain other times thereafter, Rayonier intends to use or otherwise provide the presentation materials attached to this Current Report on Form 8-K as Exhibit 99.1, which exhibit is incorporated herein by reference, in connection with webcasts, presentations or other communications with various investors or securities market professionals.
The information in Item 7.01 of this Current Report on Form 8-K, including 99.1, is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any registration statement or other document filed under the U.S. Securities Exchange Act of 1933, as amended, or the Exchange Act, except as otherwise expressly dated in such filing.

ITEM 8.01.	OTHER EVENTS
Washington Disposition
On April 28, 2016, Rayonier completed its disposition of approximately 55,000 acres located in Washington to FIA for a sale price of approximately $130 million (the “Washington Disposition”). The proceeds received from the Washington Disposition were used to finance Rayonier’s portion of the Menasha Acquisition.
Press Release
On May 2, 2016, Rayonier issued a press release announcing the completion of the Menasha Acquisition and the Washington Disposition, as well as entry into the Amendment Agreement. A copy of the press release is being filed as Exhibit 99.2 hereto and is incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

The following are filed as Exhibits to this Report.

Exhibit No.	Exhibit Description
10.1
First Amendment and Incremental Term Loan Agreement, dated April 28, 2016, by and among Rayonier Inc., Rayonier TRS Holdings Inc., Rayonier Operating Company LLC, as Borrowers, COBANK, ACB, as Administrative Agent and the several banks, financial institutions and other institutional lenders party thereto.

10.2	2016 Guarantee Agreement dated as of April 28, 2016 among Rayonier Inc., Rayonier TRS Holdings Inc. and COBANK, ACB, as Administrative Agent.
99.1	Presentation, dated May 2, 2016.
99.2	Press Release, dated May 2, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYONIER INC. (Registrant)

BY:	/s/ MARK MCHUGH
Mark McHugh
Senior Vice President and Chief Financial Officer
May 2, 2016

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION	LOCATION
10.1
First Amendment and Incremental Term Loan Agreement, dated April 28, 2016, by and among Rayonier Inc., Rayonier TRS Holdings Inc., Rayonier Operating Company LLC, as Borrowers, COBANK, ACB, as Administrative Agent and the several banks, financial institutions and other institutional lenders party thereto.
Filed herewith.
10.2	2016 Guarantee Agreement dated as of April 28, 2016 among Rayonier Inc., Rayonier TRS Holdings Inc. and COBANK, ACB, as Administrative Agent.	Filed herewith.
99.1	Presentation, dated May 2, 2016.	Furnished herewith.
99.2	Press Release, dated May 2, 2016.	Filed herewith.